Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements (Form S-3 Nos. 333-277867, 333-231925, 333-248754, 333-255489, 333-271232 and 333-265589) of Talos Energy Inc.

(2)	Registration Statements (Form S-8 Nos. 333-225058 and 333-256554) of Talos Energy Inc.

of our report dated April 18, 2024, relating to the consolidated financial statements of QuarterNorth Energy Inc. as of and for the years ended December 31, 2023 and 2022 appearing in this Current Report on Form 8-K/A of Talos Energy Inc.

/s/ Ernst & Young LLP

Houston, Texas

May 3, 2024